Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 454-1241
crowellh@preit.com

PREIT Completes Acquisition of Springfield Town Center

New property addition accentuates PREIT’s portfolio quality

PHILADELPHIA, PA, April 1, 2015 -- PREIT (NYSE: PEI) today announced the closing of its previously-announced acquisition of Springfield Town Center in Springfield, Virginia, a newly-redeveloped 1.35 million square foot premier regional mall.  In consideration for the property, PREIT delivered (net of closing credits, adjustments and expenses): (i) $340 million in the form of cash and debt repayment and (ii) 6.25 million units of PREIT’s operating partnership, valued on the closing date at $145 million.  The cash portion of the purchase price was funded from borrowings under the Company’s term loans and revolving credit facility. The acquisition includes the purchase of rights to develop over three million square feet of additional space, and under the deal terms, there is also a potential earn out payable in three years, subject to certain performance conditions.

Among the outstanding new features introduced in October 2014, Springfield Town Center offers a grand entrance lined with restaurants and outdoor dining, a recently redesigned layout enabling better retailer accessibility and visibility, new finishes and unique gathering spaces and amenities. Since the October 14, 2014 tenant roster was released, over 60,000 square feet of new leases have been executed. Nearly 64,000 square feet of tenant space is expected to open for business during the second quarter of 2015 including the eagerly anticipated Nordstrom Rack.

"We are excited to have completed the planned acquisition of Springfield Town Center,” said PREIT CEO, Joseph F. Coradino. “The acquisition of this leading mall represents a significant milestone in our portfolio transformation and underscores the tremendous progress we have made in enhancing our high-quality mall portfolio. Since reopening in October, Springfield Town Center has performed extremely well and we are confident that we will be able to further capitalize on the significant opportunities this property offers. The integration of this property bolsters PREIT’s premier property platform and we look forward to continuing to execute on our proven strategy to deliver strong returns for our shareholders.”

About Pennsylvania Real Estate Investment Trust
PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company owns and operates over 30 million square feet of space in properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at preit.com or on Twitter or LinkedIn.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility and our 2014 Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; the effects of online shopping and other uses of technology on our retail tenants; risks related to development and redevelopment activities; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; changes to our corporate management team and any resulting modifications to our business strategies; increases in operating costs that cannot be passed on to tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions or other equity issuances. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.
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